Exhibit 10.3

THIS WARRANT AND THE COMMON STOCK ISSUABLE PURUSUANT TO THIS WARRANT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT AND SUCH REGISTRATION STATEMENT REMAINS EFFECTIVE, (II) SUCH SECURITIES MAY BE SOLD PURSUANT TO RULE 144, OR (III) COMPANY COUNSEL HAS OPINED THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT.

SUBJECT TO THE PROVISIONS OF SECTION 10 HEREOF, THIS WARRANT SHALL VEST ON OCTOBER 2, 2017 (THE “VESTING DATE”) AND SHALL EXPIRE ON OCTOBER 16, 2017, AT 5:00 P.M. EASTERN TIME (THE “EXPIRATION DATE”).

No. [●]

PRECISION OPTICS CORPORATION, INC.

WARRANT TO PURCHASE [____] SHARES OF

COMMON STOCK, PAR VALUE $0.01 PER SHARE

For VALUE RECEIVED, [___] (the “Holder”), is entitled to purchase, subject to the provisions of this Warrant, from Precision Optics Corporation, Inc., a Massachusetts corporation (“Company”), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date (as defined above), at a variable exercise price per share as defined in Section 3(b) herein (the exercise price in effect being herein called the “Warrant Price”), [___] shares (“Warrant Shares”) of the Company’s common stock, par value $0.01 (“Common Stock”). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein. This Warrant is being issued pursuant to the Securities Purchase Agreement, dated as of November 22, 2016 (the “Purchase Agreement”), among the Company and the initial holders of the Company Warrants (as defined in Section 20 of this Warrant). Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein. The Company may, in its sole discretion, decrease the Warrant Price or extend the expiration date of this Warrant.

Section 1.       Registration. The Company shall maintain books for the transfer and registration of this Warrant. Upon the initial issuance of this Warrant, the Company shall issue and register this Warrant in the name of the Holder.

Section 2.       Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Securities Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

Section 3.       Exercise of Warrant. (a) Subject to the provisions hereof, the Holder may exercise this Warrant, in whole or in part, at any time during the period from the Vesting Date to the Expiration Date upon surrender of the Warrant, together with delivery of a duly executed Warrant Exercise Form, in the form attached hereto as Appendix A (the “Exercise Agreement”), and payment by cash, certified check or wire transfer of funds of the aggregate Warrant Price for that number of Warrant Shares then being purchased, to the Company during normal business hours on any Business Day (as defined below) at the Company’s principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holder). The Warrant Shares so purchased shall be deemed to be issued to the Holder or the Holder’s designee, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered (or the date evidence of loss, theft or destruction thereof and security or indemnity satisfactory to the Company has been provided to the Company), the Warrant Price shall have been paid and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name as shall be designated by the Holder, as specified in the Exercise Agreement. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant representing the right to purchase the number of shares with respect to which this Warrant shall not then have been exercised. As used herein, “Business Day” means a day, other than a Saturday or Sunday, on which banks in the Commonwealth of Massachusetts are open for the general transaction of business. Each exercise hereof shall constitute the re-affirmation by the Holder that the representations and warranties contained in Section 5 of the Purchase Agreement are true and correct in all material respects with respect to the Holder as of the time of such exercise.

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(b)        Subject to adjustment pursuant to Section 8, the variable Warrant Price for which the Warrant may be exercised shall be determined as follows:

(i) The Warrant Price shall be $0.40 per share of Common Stock if the Company achieves both of the following performance criteria:

The Company achieves at least $1.85 million of revenue in any one (1) quarter during the fiscal year ending June 30, 2017 (the “Revenue Criterion”) as determined under U.S. Generally Accepted Accounting Principles (“GAAP”) and as shown by the Company’s audited consolidated financial statements on Form 10-K and its quarterly financial statements on Form 10-Q periodically filed with the U.S. Securities and Exchange Commission; and

The Company achieves positive net income in any two (2) quarters (which quarters do not have to be successive) during the fiscal year ending June 30, 2017 (the “Income Criterion”) as determined under GAAP and as shown by the Company’s audited consolidated financial statements on Form 10-K and its quarterly financial statements on Form 10-Q periodically filed with the U.S. Securities and Exchange Commission.

The Revenue Criterion and the Income Criterion shall not include revenue from extraordinary non-recurring events such as proceeds from strategic agreements that are not tied directly to the delivery of goods and services.

(ii) The Warrant price shall be $0.20 per share of Common Stock if the Company achieves either the Revenue Criterion or the Income Criterion..

(iii)       The Warrant Price shall be $0.01 per share of Common Stock if the Company does not achieve either the Revenue Criterion or the Income Criterion.

Section 4.       Compliance with the Securities Act. Except as provided in the Purchase Agreement, the Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant, and a similar legend on any security issued or issuable upon exercise of this Warrant, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

Section 5.       Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the Holder in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company’s reasonable satisfaction that such tax has been paid. The Holder shall be responsible for income taxes due under federal, state or other law, if any such tax is due.

Section 6.       Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon surrender and cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

Section 7.       Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved until issued (if necessary) as contemplated by this Section 7, out of the authorized and unissued shares of Common Stock, sufficient shares to provide for the exercise of the rights of purchase represented by this Warrant. The Company agrees that all Warrant Shares issued upon due exercise of the Warrant in accordance with the terms hereof shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company.

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Section 8.       Adjustments. Subject and pursuant to the provisions of this Section 8, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

(a)       If the Company shall, at any time or from time to time while this Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock, then (i) the Warrant Price in effect immediately prior to the date on which such change shall become effective shall be adjusted by multiplying such Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such change and the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such change and (ii) the number of Warrant Shares purchasable upon exercise of this Warrant shall be adjusted by multiplying the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior to the date on which such change shall become effective by a fraction, the numerator of which is shall be the Warrant Price in effect immediately prior to the date on which such change shall become effective and the denominator of which shall be the Warrant Price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. Such adjustments shall be made successively whenever any event listed above shall occur.

(b)       If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Holder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Holder to the end that the provisions hereof (including, without limitation, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless it complies with the notice provisions of Section 12(b) hereof. For avoidance of doubt, notice made pursuant to the immediately preceding sentence shall only be made with respect to public information. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions. Notwithstanding the foregoing, (i) if the Company enters into an agreement to sell all or substantially all of the assets of the Company; and (ii) the Warrant has not vested, then the Holder will not have any rights described in this paragraph above, but this Warrant becomes exercisable and the Holder may exercise the Warrant at the Warrant Price as determined on the date the Company enters into a binding sales agreement. If the Company, on that date, has met, or could still meet the Revenue Criterion and/or the Income Criterion in the future if it were to continue as an independent company, then the Revenue Criterion and/or the Income Criterion will be considered achieved for purposes of determining the Warrant Price according to section 3b.

(c)       An adjustment to the Warrant Price shall become effective immediately after the payment date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

(d)       In the event that, as a result of an adjustment made pursuant to this Section 8, the Holder shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

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Section 9.       Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of this Warrant. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9, be deliverable upon such exercise, the Company, in lieu of delivering such fractional share, shall pay to the exercising Holder an amount in cash equal to the Market Price of such fractional share of Common Stock on the date of exercise.

Section 10.       Vesting and Expiration Date. The Expiration Date of this Warrant is as set forth on the first page of this Warrant. The Company may, in its sole discretion, extend the expiration date of this Warrant. If such extension requires additional consideration or additional transactions, then the Company undertakes to offer the same terms to all Holders. The Company may, in its sole discretion, accelerate the vesting date of the Warrant. However, if the Company makes this election, the exercise price will be determined according to the criteria in section 3b evaluated as of the accelerated vesting date and the Holder will have 14 calendar days after the accelerated vesting date to exercise the Warrant or the Warrant will expire.

Section 11.       Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Holder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Holder and its successors.

Section 12.       Dividends and Other Distributions; Notices to Holder of certain Events.

(a)       Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall promptly give written notice thereof to the Holder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Failure to give such notice to the Holder or any defect therein shall not affect the legality or validity of the subject adjustment.

(b) In case at any time (i) there shall be any capital reorganization or reclassification of the capital stock of the Company, or a consolidation or merger of the Company with, or a sale of all or substantially all of its assets to, another corporation; or there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give, by first class mail, postage prepaid, addressed to each Holder at the address of such Holder as shown on the books of the Company, (A) at least five (5) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least five (5) days’ prior written notice of the date when the same shall take place. Such notice shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

Section 13.       Identity of Transfer Agent. The Transfer Agent for the Common Stock is Computershare, located at 250 Royall Street, Canton, MA 02021.

Section 14.       Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three (3) days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:

Precision Optics Corporation, Inc.

22 East Broadway

Gardner, Massachusetts 01440-3338

Attention: Joseph N. Forkey,

President and Chief Executive Officer

Fax: (978) 630-1487

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With a copy to (which shall not constitute notice):

Amy Trombly, Esq.

Trombly Business Law, PC

1314 Main St., Suite 102

Louisville, CO 80027

Fax: (617) 243-0066

Section 15.       Registration Rights. The Holder is entitled to the benefit of certain registration rights with respect to the shares of Common Stock issuable upon the exercise of this Warrant as provided in the Registration Rights Agreement dated as of the same date as this Agreement (the “Registration Rights Agreement”), among the Company and the initial holders of the Company Warrants.

Section 16.       Successors. All the covenants and provisions hereof by or for the benefit of the Holder, including without limitation all rights under the Registration Rights Agreement, shall bind and inure to the benefit of Holder’s respective successors and assigns.

Section 17.       Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York. The Company and, by accepting this Warrant, the Holder, each irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Warrant and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Warrant. The Company and, by accepting this Warrant, the Holder, each irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Company and, by accepting this Warrant, the Holder, each irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH OF THE COMPANY AND, BY ITS ACCEPTANCE HEREOF, THE HOLDER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS WARRANT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

Section 18.       No Rights as Stockholder. Prior to the exercise of this Warrant, the Holder shall not have or exercise any rights as a stockholder of the Company by virtue of its ownership of this Warrant.

Section 19.       Amendment; Waiver. This Warrant is one of a series of Warrants of like tenor issued by the Company pursuant to the Purchase Agreement and initially covering an aggregate of [___] shares of Common Stock (collectively, the “Company Warrants”). Any term of this Warrant may be amended or waived (including the adjustment provisions included in Section 8 hereof) upon the written consent of the Company and the holders of Company Warrants representing more than fifty (50) percent of the number of shares of Common Stock then subject to all outstanding Company Warrants provided, however, that any such amendment or waiver must apply to all Company Warrants.

Section 20.       Section Headings. The section headings in this Warrant are for the convenience of the Company and the Holder and in no way alter, modify, amend, limit or restrict the provisions hereof.

[Signature page follows.]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the ___ day of November, 2016.

PRECISION OPTICS CORPORATION, INC.

By:	/s/ Joseph N. Forkey
Name:	Joseph N. Forkey
Title:	President and Chief Executive Officer

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APPENDIX A

PRECISION OPTICS CORPORATION, INC.

WARRANT EXERCISE FORM

To Precision Optics Corporation, Inc.:

PORTION OF WARRANT BEING EXERCISED:

Entire Warrant ☐

_________ Warrant Shares

ISSUE TO:
(Name)

(Address, including Zip Code)

(Social Security or Tax Identification Number)

DELIVER TO:
(Name)

(Address, including Zip Code)

In payment of the purchase price with respect to this Warrant exercised, the undersigned hereby (check applicable box) ☐tenders payment of $___________ by (i) certified or bank cashier’s check payable to the order of the Company; or (ii) ☐a wire transfer of such funds to an account designated by the Company.

If the number of Warrant Shares hereby exercised is fewer than all the Warrant Shares represented by this Warrant, the undersigned requests that a new Warrant representing the number of full Warrant Shares not exercised to be issued and delivered as set forth below:

Name of Holder or Assignee:
(Please Print)

Address, including Zip Code:

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The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

Name of Holder: ______________________________________________________________________

Signature of Authorized Signatory of Holder: _______________________________________________

Name of Authorized Signatory: __________________________________________________________

Title of Authorized Signatory: ___________________________________________________________

Date: _______________________________________________________________________________

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